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                                                                      EXHIBIT 99


HCA

                                                     FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                    MEDIA CONTACT:
Mark Kimbrough                                       Jeff Prescott
615-344-2688                                         615-344-5708


                              HCA BOARD AUTHORIZES
                      $1.5 BILLION SHARE REPURCHASE PROGRAM

         NASHVILLE, TENNESSEE, APRIL 29, 2003 - HCA (NYSE: HCA) today announced its Board of Directors has authorized the repurchase of $1.5 billion of its common stock. HCA expects to repurchase its shares from time-to-time through open market purchases or privately negotiated transactions.

         "We believe the repurchase of our stock at current price levels represents an excellent investment opportunity for the Company. The Company expects to temporarily exceed its leverage targets; however, our goal is to be at or below these target levels sometime in 2004. The repurchase program will not jeopardize the Company's ongoing capital investments in its communities," stated Jack O. Bovender, Jr., Chairman and Chief Executive Officer of HCA.

          Since the beginning of 2003, the Company has repurchased approximately
4.5 million shares of its common stock at a total cost of $172 million. The Company has approximately 1.3 million shares remaining under its prior share repurchase authorization. The Company has approximately 511 million shares outstanding as of today.

                                  * * *

This press release contains forward-looking statements based on current management expectations. Those forward looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) the ability to complete and the impact of the previously announced and new share repurchase programs, (ii) the ability to enter into definitive written agreements with regard to, and to consummate, the understanding with attorneys of the Civil Division of the Department of Justice and Centers for Medicare and Medicaid Services, and obtain court approval thereof, (iii) the highly competitive nature of the health care business, (iv) the efforts of insurers, health care providers and others to contain health care costs, (v) possible changes in the Medicare and Medicaid programs (including currently proposed changes to Medicare outlier payments) that may impact reimbursements to health care providers and insurers, (vi) changes in Federal, state or local regulation affecting the health care industry, (vii) the possible enactment of Federal or state health care reform, (viii) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (ix) liabilities and other claims asserted against the Company, (x) fluctuations in the market value of the Company's common stock, (xi) changes in accounting practices, (xii) changes in general economic conditions, (xiii) future divestitures which may result in additional charges, (xiv) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xv) the availability and terms of capital to fund the expansion of the Company's business, (xvi) changes in business strategy or development plans, (xvii) delays in receiving payments, (xviii) the ability to implement the Company's shared services and other initiatives and realize a decrease in administrative, supply and infrastructure costs, (xix) the outcome of pending and any future tax audits and litigation associated with the Company's tax positions, (xx) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xxi) increased reviews of the Company's cost reports, (xxii) the ability to achieve expected levels of patient volumes and control the costs of providing services, (xxiii) the impact of charity care policy changes, (xxiv) the ability to successfully integrate the operations of Health Midwest and fund expected capital improvements, (xxv) the ability to develop and implement the financial enterprise resource planning ("ERP") and millennium accounts receivable system ("MARS") information systems within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (xxvi) other risk factors detailed from time to time in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.